Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-109572) of STMicroelectronics N.V. of our report dated March 16, 2016, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PricewaterhouseCoopers SA

/s/ Mike Foley	/s/ Claudia Benz
Mike Foley	Claudia Benz

Geneva, Switzerland

March 16, 2016